Exhibit 1.1

                                                                 EXECUTION COPY

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                         REGISTRATION RIGHTS AGREEMENT

                              MUELLER GROUP, INC.

                                   as Issuer

                      EACH OF THE GUARANTORS PARTY HERETO

                                 as Guarantors




    $100,000,000 SECOND PRIORITY SENIOR SECURED FLOATING RATE NOTES DUE 2011
              $315,000,000 10% SENIOR SUBORDINATED NOTES DUE 2012
                           Dated as of April 23, 2004

                              ___________________


                        CREDIT SUISSE FIRST BOSTON LLC,
                         BANC ONE CAPITAL MARKETS, INC.
                         DEUTSCHE BANK SECURITIES INC.
                          J.P. MORGAN SECURITIES INC.

     This Registration Rights Agreement (this "Agreement") is made and entered into as of April 23, 2004, by and among Mueller Group, Inc., a Delaware corporation (the "Company"), each of the Guarantors party hereto (collectively, the "Guarantors"), and Credit Suisse First Boston LLC, Banc One Capital Markets, Inc., Deutsche Bank Securities Inc., and J.P. Morgan Securities Inc. (collectively, the "Initial Purchasers"), who have agreed to purchase the Company's Second Priority Senior Secured Floating Rate Notes due 2011 (the "Secured Notes") and the Company's 10% Senior Subordinated Notes due 2012 (the "Subordinated Notes," and, together with the Secured Notes, the "Initial Notes") pursuant to the Purchase Agreement (as defined below).

     This Agreement is made pursuant to the Purchase Agreement, dated April 8, 2004 (the "Purchase Agreement"), by and among the Company, the Guarantors and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Initial Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 6 of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture, dated as of April 23, 2004 (the "Secured Notes Indenture"), among the Company, the Guarantors and Wachovia Bank, National Association, as Trustee (the "Trustee"), relating to the Secured Notes (to the extent related to the Secured Notes) the Indenture dated as of April 23, 2004 (the "Subordinated Notes Indenture"), among the Company, the Guarantors and the Trustee relating to the Subordinated Notes (to the extent related to the Subordinated Notes). The Secured Notes Indenture and the Subordinated Notes Indenture are collectively referred to as the "Indentures."

     The parties hereby agree as follows:

SECTION 1. DEFINITIONS

     As used in this Agreement, the following capitalized terms shall have the following meanings:

     Act: The Securities Act of 1933, as amended.

     Affiliate: As defined in Rule 144.

     Affiliated Market Maker: A Broker-Dealer or one of its Affiliates who is deemed to be an Affiliate of the Company and intends to make a market in the Exchange Notes.

     Broker-Dealer: Any broker or dealer registered under the Exchange Act.

     Certificated Securities: Definitive Notes, as defined in the Indentures.

     Closing Date: The date hereof.

     Commission: The Securities and Exchange Commission.

     Consummate: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (b) the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) hereof and (c) the delivery by the Company to the Registrar under the Secured Notes Indenture of Secured Exchange Notes (as defined below) and under the Subordinated Notes Indenture of Subordinated Exchange Notes (as defined below) in the same aggregate principal amount as the aggregate principal amount of Secured Notes and Subordinated Notes, respectively, validly tendered and not withdrawn by Holders (as defined below) thereof pursuant to the Exchange Offer.

     Consummation Date: The date on which the Exchange Offer is Consummated.

     Consummation Deadline: As defined in Section 3(b) hereof.

     Effectiveness Deadline: As defined in Sections 3(a) and 4(a) hereof.

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     Exchange Notes: The Company's Second Priority Senior Secured Floating Rate Exchange Notes due 2011 (the "Secured Exchange Notes") and the Company's 10% Senior Subordinated Exchange Notes due 2012 (the "Subordinated Exchange Notes") to be issued pursuant to the Secured Notes Indenture or Subordinated Notes Indenture, as applicable (i) in the Exchange Offer or (ii) as contemplated by
Section 6(b) hereof.

     Exchange Offer: The exchange and issuance by the Company of a principal amount of Secured Exchange Notes and Subordinated Exchange Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the aggregate principal amount of Secured Notes and Subordinated Notes, respectively, that are validly tendered and not withdrawn in connection with such exchange and issuance.

     Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

     Filing Deadline: As defined in Sections 3(a) and 4(a) hereof.

     Holders: As defined in Section 2 hereof.

     Liquidated Damages: As defined in Section 5 hereof.

     Notes: The Initial Notes and the Exchange Notes together.

     Participating Broker Dealer: As defined in Section 3(a) hereof.

     Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.

     Recommencement Date: As defined in Section 6(d) hereof.

     Registration Default: As defined in Section 5 hereof.

     Registration Statement: Any registration statement of the Company and the Guarantors relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein and all exhibits thereto.

     Regulation S: Regulation S promulgated under the Act.

     Rule 144: Rule 144 promulgated under the Act.

     Shelf Registration Statement: As defined in Section 4 hereof.

     Suspension Notice: As defined in Section 6(d) hereof.

     TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb), as in effect on the date of the Indentures.

     Transfer Restricted Securities: Each (a) Initial Note, until the earliest to occur of (i) the date on which such Initial Note is exchanged in the Exchange Offer for an Exchange Note that is entitled to be resold to the public by the holder thereof without complying with the prospectus delivery requirements of the Securities Act, (ii) the date on which such Initial Note has been disposed of in accordance with a Shelf Registration Statement (and the purchasers thereof have been issued Exchange Notes), and (iii) the date on which such Initial Note is distributed to the public pursuant to Rule 144 under the Act and (b) Exchange Note issued to a Participating Broker-Dealer in the Exchange Offer until the date on which such Exchange Note is disposed of by such Participating Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including the delivery of the Prospectus contained therein).

SECTION 2. HOLDERS

     A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person is the holder of record of Transfer Restricted Securities.

SECTION 3. REGISTERED EXCHANGE OFFER

     (a) Unless the Exchange Offer shall not be permitted by applicable federal law or Commission policy (after the procedures set forth in Section 6(a)(i) hereof have been complied with), the Company and the Guarantors shall use their respective reasonable best efforts to (i) cause the Exchange Offer Registration Statement to be filed with the Commission as promptly as practicable after the Closing Date, but in no event later than 90 days after the Closing Date (such 90th day, the "Filing Deadline"), (ii) cause such Exchange Offer Registration Statement to become effective as promptly as practicable, but in no event later than 180 days after the Closing Date (such 180th day, the "Effectiveness Deadline"), (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, and (B) subject to the proviso in
Section 6(c)(xii) hereof, cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and, within the time periods contemplated by
Section 3(b) hereof, Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting (i) registration of the Exchange Notes to be offered in exchange for the Initial Notes that are Transfer Restricted Securities and (ii) resales of Exchange Notes by Broker-Dealers that tendered into the Exchange Offer Initial Notes that such Broker-Dealer acquired for its own account as a result of its market-making activities or other trading activities (other than Initial Notes acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(c) hereof (each, a "Participating Broker Dealer").

     (b) The Company and the Guarantors shall use their respective reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided that in no event shall such period be less than 20 Business Days. The Company and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Notes (and the guarantees thereof) shall be included in the Exchange Offer Registration Statement. The Company and the Guarantors shall use their respective reasonable best efforts to cause the Exchange Offer to be Consummated within 30 Business Days after the Exchange Offer Registration Statement has become effective, but in no event later than 40 Business Days after the Effectiveness Deadline (such 40th day, the "Consummation Deadline").

     (c) The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Initial Notes acquired directly from the Company or any of its Affiliates), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer. Such "Plan of Distribution" section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission.

     Because such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any Exchange Notes received by such Broker-Dealer in the Exchange Offer, the Company and the Guarantors shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement for a period of 90 days following the Consummation Date. To the extent necessary to ensure that the Prospectus contained in the Exchange Offer Registration Statement is available for sales of Exchange Notes by Broker-Dealers, the Company and the Guarantors agree to use their respective reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(a) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 90 days from the Consummation Date or such shorter period as will terminate when no Transfer Restricted Securities are outstanding. The Company and the Guarantors shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, promptly upon request, at any time during such period.

SECTION 4. SHELF REGISTRATION

     (a) Shelf Registration. If (i) the Exchange Offer is not permitted by applicable law or Commission policy (after the Company and the Guarantors have complied with the procedures set forth in Section 6(a)(i) hereof) or (ii) if any Holder of Transfer Restricted Securities shall notify the Company in writing within 20 Business Days following the Consummation Deadline that (A) based on an opinion of counsel, such Holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder is a Broker-Dealer and holds Initial Notes acquired directly from the Company or any of its Affiliates or is an Affiliate Market Maker, then the Company and the Guarantors shall:

          (x) cause to be filed, on or prior to 90 days after the earlier of
     (i) the date on which the Company determines that the Exchange Offer Registration Statement cannot be filed as a result of Section 4(a)(i) hereof and (ii) the date on which the Company receives the notice specified in Section 4(a)(ii) hereof (90 days after such earlier date, the "Filing Deadline"), a shelf registration statement (the "Shelf Registration Statement") pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement) relating to (1) all Transfer Restricted Securities in the case of clause (a)(i) above or
     (2) the Transfer Restricted Securities specified in any notice in the case of clause (a)(ii) above; and

          (y) shall use their respective reasonable best efforts to cause such Shelf Registration Statement to become effective on or prior to 90 days after the Filing Deadline for the Shelf Registration Statement (such 90th day, the "Effectiveness Deadline"), (clauses (x) and (y) together, the "Shelf Registration").

     If, after the Company has filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) hereof, the Company is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law (i.e., Section 4(a)(i) hereof), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above; provided that, in such event, the Company shall remain obligated to meet the Effectiveness Deadline set forth in clause (y).

     To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(b)(ii) hereof, the Company and the Guarantors shall use their respective reasonable best efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(b) and (c) hereof and in conformity with the requirements of this Agreement, the Act (including, but not limited to, Section 10 of the Act and Items 507 and 508 of Regulation S-K under the Act) and the policies, rules and regulations of the Commission as announced from time to time, until the later of (a) the date on which no Broker Dealer making a market in the Exchange Notes is deemed to be an Affiliate of the Company, and (b) the earlier of the second anniversary of the Closing Date (as such date may be extended pursuant to Section 6(d) hereof) and such earlier date when no Transfer Restricted Securities covered by such Shelf Registration Statement remain outstanding.

     (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to
Section 5 hereof unless and until such Holder shall have provided all such information. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

     (c) Holders of Transfer Restricted Securities that do not give the written notice within the 20 Business Day period set forth in Section 4(a)(ii) hereof, if required to be given, will no longer have any registration rights pursuant to this Section 4 and will not be entitled to any Liquidated Damages pursuant to Section 5 hereof in respect of the Company's obligations with respect to the Shelf Registration

Statement. Notwithstanding the foregoing, no Broker-Dealer that is an Affiliate of the Company shall be required to give such written notice or deliver an opinion in order to maintain its registration rights pursuant to this Section 4.

SECTION 5. LIQUIDATED  DAMAGES

     If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the applicable Effectiveness Deadline, (iii) the Exchange Offer (if required) has not been Consummated on or prior to the Consummation Deadline or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose during the period it is required to be effective pursuant to the terms hereof without being succeeded within ten Business Days by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective within ten Business Days of filing such post-effective amendment to such Registration Statement (each such event referred to in clauses (i) through (iv), a "Registration Default"), then the Company and the Guarantors hereby jointly and severally agree to pay to each Holder of Transfer Restricted Securities affected thereby liquidated damages ("Liquidated Damages") in an amount equal to $0.05 per week per $1,000 principal amount of Transfer Restricted Securities held by such Holder for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the Liquidated Damages shall increase by an additional $0.05 per week per $1,000 principal amount of Transfer Restricted Securities held by such Holder with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $0.25 per week per $1,000 principal amount of Transfer Restricted Securities held by such Holder; provided that the Company and the Guarantors shall in no event be required to pay Liquidated Damages for more than one Registration Default with respect to the Secured Notes or Subordinated Notes, as applicable at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (ii) above, (3) upon Consummation of the Exchange Offer, in the case of (iii) above, (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, or (5) if sooner, upon the first date on which no Transfer Restricted Securities remain outstanding, in the case of clauses (i) through (iv) above, the Liquidated Damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease.

     All accrued Liquidated Damages shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Secured Notes Indenture or Subordinated Notes Indenture, as applicable, on each Interest Payment Date, as more fully set forth in the applicable Indenture and the Notes. Notwithstanding the fact that any securities for which Liquidated Damages are due cease to be Transfer Restricted Securities, all obligations of the Company and the Guarantors to pay Liquidated Damages with respect to securities that accrued prior to the time such securities ceased to be Transfer Restricted Securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.

SECTION 6. REGISTRATION PROCEDURES

     (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantors shall (x) comply with all applicable provisions of Section 6(c) hereof, (y) use their respective reasonable best efforts to effect such exchange and to permit the resale of Exchange Notes by Participating Broker-Dealers that tendered in the Exchange Offer Initial Notes that such Broker-Dealer acquired for its own account as a result of its market-making activities or other trading activities (other than Initial Notes acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and (z) comply with all of the following provisions:

          (i) If, following the date hereof there has been announced a change in Commission policy with respect to exchange offers, such as the Exchange Offer, that, in the opinion of counsel to the Company, raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company and the Guarantors hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Transfer Restricted Securities. The Company and the Guarantors hereby agree to use their respective reasonable best efforts in pursuing the issuance of such a decision to the Commission staff level.

          (ii) As a condition to its participation in the Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that, at the time of Consummation of the Exchange Offer, (A) any Exchange Notes received by such Holder will be acquired in the ordinary course of its business, (B) such Holder will have no arrangement or understanding with any person to participate in the distribution of the Initial Notes or the Exchange Notes within the meaning of the Act, (C) if the Holder is not a Broker-Dealer or is a Broker-Dealer but will not receive Exchange Notes for its own account in exchange for Initial Notes, neither the Holder nor any such other Person is engaged in or intends to participate in a distribution of the Exchange Notes, and (D) that such Holder is not an Affiliate of the Company. If the Holder is a Broker-Dealer that will receive Exchange Notes for its own account in exchange for Initial Notes, it will represent that the Notes to be exchanged for the Exchange Notes were acquired by it as a result of its market-making activities or other trading activities, and will acknowledge that it will deliver a prospectus meeting the requirements of the Act in connection with any resale of such Exchange Notes. It is understood that, by acknowledging that it will deliver, and by delivering, a prospectus meeting the requirements of the Act in connection with any resale of such Exchange Notes, the Holder is not admitting that it is an "underwriter" within the meaning of the Act.

          (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988) and Morgan Stanley and Co., Inc. (available June 5, 1991), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that neither the Company nor any Guarantor has entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of the Company's and each Guarantors' information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.

     (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company and the Guarantors shall:

          (i) comply with all the provisions of Section 6(c) hereof and use their respective reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company and the Guarantors will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof, and

          (ii) issue, upon the request of any Holder or purchaser of Secured Notes or Subordinated Notes covered by any Shelf Registration Statement contemplated by this Agreement, Secured Exchange Notes or Subordinated Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Secured Notes or Subordinated Notes, respectively, sold pursuant to the Shelf Registration Statement and surrendered to the Company for cancellation; the Company shall register Exchange Notes on the Shelf Registration Statement for this purpose and issue the Exchange Notes to the purchaser(s) of securities subject to the Shelf Registration Statement in the names as such purchaser(s) shall designate.

     (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company and the Guarantors shall, during the periods specified in Sections 3 and 4 hereof, as applicable:

          (i) use their respective reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein
     (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantors shall file promptly an appropriate amendment to such Registration Statement or a supplement to the Prospectus, as applicable, curing such defect, and, in the case of an amendment, use their respective reasonable best efforts to cause such amendment to be declared effective as soon as practicable.

          (ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

          (iii) advise each Holder whose Transfer Restricted Securities have been included in a Shelf Registration Statement (in the case of the Shelf Registration Statement) and Affiliated Market

     Maker promptly and, if requested by such Person, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and
     (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantors shall use their respective reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

          (iv) subject to Section 6(d), if any fact or event contemplated by
     Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (v) furnish to each Holder whose Transfer Restricted Securities have been included in a Shelf Registration Statement (in the case of the Shelf Registration Statement) and each Affiliated Market Maker in connection with such sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents (other than Exchange Act Reports incorporated by reference therein or filed as supplements thereto) will be subject to the review and comment of such Persons, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Persons shall reasonably object within five Business Days after the receipt thereof. Such Persons shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or fails to comply with the applicable requirements of the Act;

          (vi) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus (other than Exchange Act Reports), provide copies of such document to each Holder whose Transfer Restricted Securities have been included in a Shelf

     Registration Statement (in the case of the Shelf Registration Statement) and each Affiliated Market Maker in connection with such sale or exchange, if any, make the Company's and the Guarantors' representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Persons may reasonably request;

          (vii) make available, at reasonable times, for inspection by each Holder whose Transfer Restricted Securities have been included in a Shelf Registration Statement (in the case of the Shelf Registration Statement) and each Affiliated Market Maker and any attorney or accountant retained by such Persons, all financial and other records, pertinent corporate documents of the Company and the Guarantors and cause the Company's and the Guarantors' officers, directors and employees to supply all information reasonably requested by any such Persons, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

          (viii) if requested by any Holders whose Transfer Restricted Securities have been included in a Shelf Registration Statement (in the case of the Shelf Registration Statement) or any Affiliated Market Maker, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Persons may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities and the use of the Registration Statement or Prospectus for market-making activities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

          (ix) furnish to each Holder whose Transfer Restricted Securities have been included in a Shelf Registration Statement (in the case of the Shelf Registration Statement) in connection with such exchange or sale and each Affiliated Market Maker, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

          (x) deliver to each Holder whose Transfer Restricted Securities have been included in a Shelf Registration Statement and each Affiliated Market Maker without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Guarantors hereby consent to the use (in accordance with law and subject to Section 6(d) hereof) of the Prospectus and any amendment or supplement thereto by each selling Person in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto and all market-making activities of such Affiliated Market Maker, as the case may be;

          (xi) upon the request of any Holder whose Transfer Restricted Securities have been included in a Shelf Registration Statement (in the case of the Shelf Registration Statement) or the Initial Purchasers, enter into such agreements (including underwriting agreements) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any applicable Registration Statement contemplated by this Agreement as may be reasonably requested by such Person in connection with any sale or resale pursuant to any applicable Registration Statement. In such connection, and also in connection with market making activities by any Affiliated Market Maker, the Company and the Guarantors shall:

          (A) upon request of any such Person, furnish (or in the case of paragraphs (2) and (3), use their respective reasonable best efforts to cause to be furnished) to each Holder (in the case of the Shelf Registration Statement) and the Initial Purchasers, upon Consummation of the Exchange Offer or upon the effectiveness of the Shelf Registration Statement, as the case may be:

               (1) a certificate, dated such date, signed on behalf of the Company and each Guarantor by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company and such Guarantor, confirming, as of the date thereof, the matters set forth in the officers' certificate to be delivered pursuant to
          Section 6(i) of the Purchase Agreement and such other similar matters as such Person may reasonably request;

               (2) an opinion, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company and the Guarantors covering matters similar to those set forth in Sections 6(c) through (g) of the Purchase Agreement and such other matters as such Person may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and the Guarantors and representatives of the independent public accountants for the Company and the Guarantors and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to the extent such counsel deems appropriate upon the statements of officers and other representatives of the Company and the Guarantors and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation of the Exchange Offer, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel expresses no belief as to, and has not independently verified, the accuracy, completeness or fairness of the financial statements and schedules and other financial and statistical data derived therefrom, in any Registration Statement contemplated by this Agreement or the related Prospectus; and

               (3) a customary comfort letter, dated the date of Consummation of the Exchange Offer, or as of the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 6(a) of the Purchase Agreement; and

          (B) deliver such other documents and certificates as may be reasonably requested by such Persons to evidence compliance with the matters covered in clause (A) above and with any customary conditions contained in any agreement entered into by the Company and the Guarantors pursuant to this clause (xi);

          (xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided that neither the Company nor any Guarantor shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

          (xiii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least two Business Days prior to such sale of Transfer Restricted Securities;

          (xiv) use their respective reasonable best efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

          (xv) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Secured Notes Indenture or Subordinated Notes Indenture, as applicable, with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with The Depository Trust Company;

          (xvi) otherwise use their respective reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to their security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Act (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in Rule 158(c) under the Act); and

          (xvii) cause the Indentures to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to each of the Indentures as may be required for each such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable each such Indenture to be so qualified in a timely manner.

     (d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security and each Affiliated Market Maker agrees that, upon receipt of the notice referred to in Section 6(c)(iii)(C) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof (in each case, a "Suspension Notice"), such Person will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Person has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or (ii) such Person is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "Recommencement Date"). Each Person receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Person's possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Person's possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the date of delivery of the Recommencement Date.

SECTION 7. REGISTRATION EXPENSES

     (a) All expenses incident to the Company's and the Guarantors' performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses (whether for exchanges, sales, market-making or otherwise), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and the Guarantors; (v) all application and filing fees in connection with listing the Exchange Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

     The Company will, in any event, bear its and the Guarantors' internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company and the Guarantors.

     (b) In connection with any Registration Statement required by this Agreement, the Company and the Guarantors will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities who are selling or reselling Initial Notes or Exchange Notes pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8. INDEMNIFICATION

     (a) The Company agrees to indemnify and hold harmless each holder of the Notes, any Participating Broker-Dealer and each person, if any, who controls such holder or such Participating Broker-Dealer within the meaning of the Act or the Exchange Act (each holder of Notes, any Participating Broker-Dealer and such controlling persons are referred to collectively as the "Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to sales of the Notes) to which each Indemnified Party may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration in reliance upon and in conformity with written information pertaining to such holder of Notes and furnished to the Company by or on behalf of such holder specifically for inclusion therein and
(ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to a Shelf Registration Statement, the indemnity agreement contained in this subsection
(a) shall not inure to the benefit of any holder of Notes or Participating Broker-Dealer from whom the person asserting any such losses, claims, damages or liabilities purchased the Notes concerned, to the extent that a prospectus relating to such Securities was required to be delivered by such holder or Participating Broker-Dealer under the Act in connection with such purchase and any such loss, claim, damage or liability of such holder or Participating Broker-Dealer results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the final prospectus if the Company had previously furnished copies thereof to such holder or Participating Broker-Dealer; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party. The Company shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the holders of the Notes if requested by such holders.

     (b) Each holder of the Notes, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such holder of Notes and furnished to the Company by or on behalf of such holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling persons.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or
(b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the exchange of the Notes, pursuant to the Exchange Offer, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such holder of Notes or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 8(d), the holders of the Notes shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such holders from the sale of the Notes pursuant to a Registration Statement exceeds the amount of damages which such holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act shall have the same rights to contribution as the Company.

     (e) The agreements contained in this Section 8 shall survive the sale of the Notes pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

     (f) The Company and the Guarantors agree that the indemnity and contribution provisions of this Section 8 shall apply to the Affiliated Market Makers to the same extent and on the same conditions, as it applies to holders of the Notes.

SECTION 9. RULE 144A and RULE 144

     The Company and each Guarantor agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company or such Guarantor (i) is not subject to Section 13 or 15(d) of the Exchange Act (unless exempt therefrom pursuant to Rule 12h-5), to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15(d) of the Exchange Act (or exempt therefrom pursuant to Rule 12h-5), to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

SECTION 10.     MISCELLANEOUS

     (a) Remedies. The Company and the Guarantors acknowledge and agree that any failure by the Company and/or the Guarantors to comply with their respective obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders or Affiliated Market Makers for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder or Affiliated Market Makers may obtain such relief as may be required to specifically enforce the Company's and the Guarantors' obligations under Sections 3 and 4 hereof. The Company and the Guarantors further agree to waive, to the extent permitted by law, the defense in any action for specific performance that a remedy at law would be adequate.

     (b) No Inconsistent Agreements. Neither the Company nor any Guarantor will, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's and the Guarantors' securities under any agreement in effect on the date hereof.

     (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 10(c)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities affected thereby, and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities affected thereby (excluding Transfer Restricted Securities held by the Company or its Affiliates unless all Holders effected thereby are such Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

     (d) Third Party Beneficiary. The Holders and Affiliated Market Makers shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

     (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telecopier, or air courier guaranteeing overnight delivery:

          (i) if to a Holder, at the address set forth on the records of the Registrar under the Secured Notes Indenture or the Subordinated Notes Indenture, with a copy to the Registrar under the applicable Indenture; and

          (ii)  if to the Initial Purchasers

                Credit Suisse First Boston LLC
                Eleven Madison Avenue
                New York, NY 10010-3629
                Fax No.:  (212) 325-8278
                Attention:  Transactions Advisory Group

                With a copy to:

                Latham & Watkins LLP
                885 Third Avenue
                New York, NY 10022
                Fax No.: (212) 751-4864
                Attention: Peter Labonski, Esq.

          (iii) if to the Company or the Guarantors:

                Mueller Group, Inc.
                110 Corporate Drive, Suite 10
                Portsmouth, New Hampshire  03801
                Fax: (603) 442-8035
                Attention:  General Counsel

                With a copy to:

                Davis Polk & Wardwell
                450 Lexington Avenue
                New York, New York 10017
                Fax No.: (212) 450-4000
                Attention:  Michael Kaplan, Esq.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Secured Notes Indenture or Subordinated Notes Indenture, as applicable.

     Upon the date of filing of the Exchange Offer or a Shelf Registration Statement, as the case may be, notice shall be delivered to Credit Suisse First Boston LLC (in the form attached hereto as Exhibit A) and shall be addressed to: Attention: Compliance Department, Eleven Madison Avenue, New York, New York 10010.

     (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Secured Notes Indenture or Subordinated Notes Indenture, as applicable. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

     (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

     (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     (l) Compliance with Form S-3. The Company agrees for the benefit of any Affiliated Market Makers that for so long as any of the Transfer Restricted Securities remain outstanding, if at any time sales by the Affiliated Market Makers of the Transfer Restricted Securities will satisfy clauses 1 or 3 of the "Transaction Requirements" specified in Form S-3 (or any comparable provision of any successor form to Form S-3), the Company will use its reasonable best efforts to comply with, and maintain its compliance with, the "Registrant Requirements" of Form S-3 (or any comparable provision of any successor form to Form S-3).

                            [Signature Pages Follow]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    MUELLER GROUP, INC.


                                    By:  /s/ Darrell Jean
                                        ----------------------------------------
                                         Name: Darrell Jean
                                         Title: Vice President and
                                                Chief Financial Officer

                                    ANVIL STAR LLC
                                    MUELLER INTERNATIONAL, INC.
                                    MUELLER INTERNATIONAL, L.L.C.
                                    MUELLER INTERNATIONAL FINANCE, INC.
                                    MUELLER INTERNATIONAL FINANCE, L.L.C.


                                    By:  /s/ George Bukuras
                                        ----------------------------------------
                                         Name: George Bukuras
                                         Title: Vice President and
                                                General Counsel

                                    ANVIL INTERNATIONAL, INC.
                                    MUELLER SERVICE CO.
                                    HERSEY METERS CO.
                                    HENRY PRATT COMPANY
                                    HENRY PRATT INTERNATIONAL LTD.
                                    HYDRO GATE ACQUISITION CORP.
                                    J.B. SMITH MFG CO.
                                    JAMES JONES COMPANY
                                    MILLIKEN ACQUISITION CORP.
                                    MUELLER CO.


                                    By:  /s/ Darrell Jean
                                        ----------------------------------------
                                         Name: Darrell Jean
                                         Title: Vice President and
                                                Chief Financial Officer

CREDIT SUISSE FIRST BOSTON LLC



By:  /s/ Marc H. Warm
    ----------------------------------
      Name:     Marc H. Warm
      Title:    Managing Director


BANC ONE CAPITAL MARKETS, INC.



By:  /s/ Thomas J. McGrath
    ----------------------------------
      Name:     Thomas J. McGrath
      Title:    Managing Director


DEUTSCHE BANK SECURITIES INC.



By:  /s/ John Eydenberg
    ----------------------------------
      Name:     John Eydenberg
      Title:    Managing Director


J.P. MORGAN SECURITIES INC.



By:  /s/ Thomas Bergen
    ----------------------------------
      Name:     Thomas Bergen
      Title:    Vice President


:

                                   EXHIBIT A

                              NOTICE OF FILING OF
                     EXCHANGE OFFER REGISTRATION STATEMENT

To:      Credit Suisse First Boston LLC
         Eleven Madison Avenue
         New York, New York  10010
         Attention:  Compliance Department
         Fax: (212) 325-5884

From:    Mueller Group, Inc.
         110 Corporate Drive, Suite 10
         Portsmouth, New Hampshire  03801
         Fax: (603) 442-8035
         Attention:  General Counsel



         Second Priority Senior Secured Floating Rate Notes due 2011

         10% Senior Subordinated Notes due 2012

         Date:  __________, 200_

         For your information only (NO ACTION REQUIRED):

         Today, ___________, 200_, we filed [an Exchange Registration Statement/a Shelf Registration Statement] with the Securities and Exchange Commission.